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                      IPALCO ENTERPRISES, INC.

          Exhibit 11.1 - Computation of Per Share Earnings

                For the Quarter Ended September 30, 2000




QUARTER ENDED SEPTEMBER 30, 2000:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at September 30, 2000    86,352,781          86,352,781
        Dilutive effect for stock options at September 30, 2000           -               912,217
                                                                 --------------       -------------

        Adjusted weighted average shares at September 30, 2000     86,352,781          87,264,998
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                     $30,045             $30,045
                                                                 ==============       =============

Earnings Per Share                                                       $.35                $.34
                                                                 ==============       =============





                For the Nine Months Ended September 30, 2000



NINE MONTHS ENDED SEPTEMBER 30, 2000:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at September 30, 2000    85,922,702          85,922,702
        Dilutive effect for stock options at September 30, 2000           -               785,845
                                                                 --------------       -------------

        Adjusted weighted average shares at September 30, 2000     85,922,702          86,708,547
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                    $151,352            $151,352
                                                                 ==============       =============

Earnings Per Share                                                      $1.76               $1.75
                                                                 ==============       =============




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